Form S-8

As  filed with the Securities and Exchange Commission on February
9, 2001
                                       Registration No. 333-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                          _____________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                         AIRBORNE, INC.
     (Exact name of registrant as specified in its charter)

       Delaware                  91-2065027
   (State or Other            (I.R.S. Employer
   Jurisdiction of           Identification No.)
   Incorporation or
    Organization)
                       3101 Western Avenue
                          P.O. Box 662
                    Seattle, Washington 98111
                         (206) 285-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
               ___________________________________
                         Airborne, Inc.
                 2000 Director Stock Option Plan
               ___________________________________
   Lanny H. Michael, Senior Vice President and Chief Financial
                             Officer
                       3101 Western Avenue
                          P.O. Box 662
                    Seattle, Washington 98111
                         (206) 285-4600
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
               ___________________________________
                 CALCULATION OF REGISTRATION FEE
Title of         Amount      Proposed     Proposed     Amount of
Securities to    to be       Maximum      Maximum      Registration
Be Registered    Registered  Offering     Aggregate    Fee
                 (1)         Price (2)    Offering
                                          Price(2)

Common Stock,    200,000     $11.55       $2,310,000   $577.50
par value $1.00  shares
per share

Preferred Stock  200,000     -            -            -
Purchase Rights  rights
(3)

(1)    Plus (i) an indeterminate number of shares of Common Stock may  become  issuable under the 2000 Director Stock Option  Plan
 (the  "Plan") as a result of the adjustment provisions  therein, and  (ii)  if  any  interests in the  Plan  constitute  separate securities  required to be registered under the  Securities  Act of  1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.
(2)     Estimated   solely  for  purposes  of   determining   the
 registration  fee pursuant to Rules 457(c) and 457(h)  based  on an  offering price of $11.55 per share (the average of the  high and low sales prices reported by the New York Stock Exchange  on
 February  8,  2001)  for the shares issuable  upon  exercise  of options granted or to be granted under the Plan.
(3)    Preferred Stock Purchase Rights are initially attached  to and  trade  with shares of Common Stock. The value  attributable to  such  rights, if any, is reflected in the market  price  for shares of Common Stock.
                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Certain Documents by Reference

     The   following   documents   are   incorporated   in   this
Registration Statement by reference:

          1.    The  Annual  Report  on  Form  10-K  of  the
     Registrant's  predecessor, Airborne  Express,  Inc.,  a
     Delaware corporation formerly known as Airborne Freight
     Corporation  (the "Predecessor"), for its  fiscal  year
     ended December 31, 1999, filed by the Predecessor  with
     the  Securities and Exchange Commission pursuant to the
     Securities  Exchange  Act  of  1934,  as  amended  (the
     "Exchange Act") (File No. 001-06512);

          2.    All other reports filed by the Registrant or
     its   Predecessor  with  the  Securities  and  Exchange
     Commission  since December 31, 1999 and  prior  to  the
     date  of  this  Prospectus pursuant  to  Section  13(a)
     or 15(d) of the Exchange Act;

          3.   The description of the Common Stock set forth
     in  the Registration Statement on Form 10 filed by  the
     Predecessor with the Securities and Exchange Commission
     pursuant to the Exchange Act and declared effective  on
     June 23, 1975; and

          4.     The  description  of  the  Preferred  Stock
     Purchase Rights set forth in the Registration Statement
     on   Form  8-A  filed  by  the  Predecessor  with   the
     Securities  and  Exchange Commission  pursuant  to  the
     Exchange Act on February 12, 1997, as amended.

     All  documents  filed by the Registrant with the  Securities and  Exchange  Commission  after the date  of  this  Registration
Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of  the
Exchange  Act,  before  the filing of a post-effective  amendment that  indicates  that  all securities offered  pursuant  to  this
Registration  Statement have been sold or  that  deregisters  all securities  then  remaining unsold, shall also be  deemed  to  be incorporated by reference in this Registration Statement  and  to be  part  hereof  from the respective dates  of  filing  of  such documents.

     Any  statement  incorporated by reference  herein  shall  be deemed  to  be  modified  or  superseded  for  purposes  of  this
Registration  Statement to the extent that a statement  contained herein  or in any other subsequently filed document that also  is or  is deemed to be incorporated by reference herein modifies  or
supersedes   such  statement.  Any  statement  so   modified   or
superseded  shall  not  be  deemed,  except  as  so  modified  or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not required.

Item 5.  Interests of Named Experts and Counsel

     The  opinion  of  Riddell Williams P.S.,  Suite  4500,  1001
Fourth  Avenue Plaza, Seattle, Washington 98154, is  being  filed herewith as Exhibit 5. A member of the firm serves as an  officer and/or director of certain of the Registrant's direct or indirect subsidiaries.

Item 6.  Indemnification of Directors and Officers

     Article Twelfth of the Restated Certificate of Incorporation
of the Registrant provides:

          No director of the corporation shall be personally
     liable  to  the  corporation or  its  stockholders  for
     monetary  damages  for breach of his or  her  fiduciary
     duty  as  a  director;  provided,  however,  that  this
     Article  Twelfth  shall  not  eliminate  or  limit  the
     liability  of  a  director to the  extent  provided  by
     applicable  law  (i) for any breach of  the  director's
     duty of loyalty to the corporation or its stockholders,
     (ii)  for acts or omissions not in good faith or  which
     involve  intentional misconduct or a knowing  violation
     of   law,  (iii)  under  Section  174  of  the  General
     Corporation Law of the State of Delaware (or  successor
     provision), or (iv) for any transaction from which  the
     director  derived  an  improper  personal  benefit.  No
     amendment  to  or repeal of this Article Twelfth  shall
     apply to or have any effect on the liability or alleged
     liability  of  any director of the corporation  for  or
     with  respect to any acts or omissions of such director
     occurring prior to such amendment or repeal.

     The  Restated Certificate of Incorporation of the Registrant
requires  the Registrant to indemnify its officers and  directors from all expenses and liabilities to the full extent permitted by
Delaware  law,  specifically providing  for  indemnities  to  any director, officer or former director or officer or any person who may  have  served at the Registrant's request as  a  director  or officer  of  another corporation (including any  heirs,  personal representatives and estates of any indemnified parties),  against all  costs  and  expenses, including attorneys'  fees  reasonably incurred by him/her or imposed on him/her in connection with  any
action,    proceeding    or   investigation,    whether    civil,
administrative  or  criminal (including any shareholder's  action and  any  other  action  in  which the  Registrant  is  a  party, plaintiff or defendant), in which he/she is or may be a party  or is  proceeded  against or involved by any reason  of  any  action alleged  to  have been taken by him/her or omitted by him/her  in such  action,  proceeding  or  investigation,  or  sums  paid  in settlement or compromise thereof with the approval of  the  Board of  Directors. The indemnification provisions do not apply unless the  indemnified party acted in a manner reasonably  believed  by him/her  to  be  in or not opposed to the best interests  of  the corporation, and do not apply if such person is found (1)  to  be guilty  of  willful misconduct, bad faith or gross negligence  in the  performance  of  his/her duties to  the  corporation,  in  a derivative action or one brought by the corporation, or (2) to be guilty  of  willful misconduct or bad faith, if  such  action  or proceeding is brought by a third party.

     Expenses  incurred in defending such action,  proceeding  or investigation  may be paid by the Registrant in  advance  of  the
final   disposition  upon  receipt  of  an  undertaking  by   the
indemnified party to repay such amount if it shall ultimately  be determined that he/she is not entitled to be indemnified  by  the
Registrant.

     In  addition  to  the  indemnification  provision  described
above,   the  Registrant  maintains  a  directors  and   officers
liability policy which insures its officers and directors against certain liabilities.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The   following  documents  are  filed  as  part   of   this
registration statement or incorporated by reference herein:

Exhibit
Number   Description

  4.1    Rights  Agreement,  dated  as  of  February  14,  1997,
         between  the  Predecessor and The Bank of New  York  as
         Rights  Agent  (incorporated herein by  reference  from
         Exhibit  1  to the Predecessor's Registration Statement
         on Form 8-A filed on February 12, 1997)
  4.2    Certificate  of  Designation  of  the  Voting   Powers,
         Designations,  Preferences and Relative  Participating,
         Optional  and  Other Special Rights and Qualifications,
         Limitations  or Restrictions of Series A  Participating
         Cumulative  Preferred  Stock  (incorporated  herein  by
         reference   from   Exhibit  2  to   the   Prececessor's
         Registration   Statement   on   Form   8-A   filed   on
         February 12, 1997)
  4.3    Form  of  Right  Certificate  relating  to  the  Rights
         Agreement   (incorporated  herein  by  reference   from
         Exhibit  3  to the Predecessor's Registration Statement
         on Form 8-A filed on February 12, 1997)
  4.4    Certificate  of  Adjustment  (incorporated  herein   by
         reference  from Exhibit 4 to Amendment  No.  1  to  the
         Predecessor's Registration Statement on Form 8-A  filed
         on June 1,  1998)
  4.5    Certificate of Adjustment (incorporated herein by
         reference from Exhibit 4.4 to the Registrant's Current
         Report on Form 8-K (12g3) filed on December 26,  2000)
  5      Opinion of Riddell Williams P.S.
  23.1   Consent   of   Riddell  Williams  P.S.   (included   in
         Exhibit 5)
  23.2   Consent of Deloitte & Touche LLP
  24     Powers of Attorney (included on signature page)

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or
     sales  are  being made, a post-effective  amendment  to
     this Registration Statement;

                  (i)  To include any prospectus required by
        Section 10(a)(3) of the Securities Act of 1933;

                   (ii)  To  reflect in the  prospectus  any
        facts or events arising after the effective date  of
        the Registration Statement (or the most recent post-
        effective  amendment thereof) that, individually  or
        in  the aggregate, represent a fundamental change in
        the   information  set  forth  in  the  Registration
        Statement; and

                    (iii)       To   include  any   material
        information with respect to the plan of distribution
        not   previously   disclosed  in  the   Registration
        Statement or any material change to such information
        in the Registration Statement;

     provided,   however,  that  paragraphs  (a)(1)(i)   and
     (a)(1)(ii) do not apply if the information required  to
     be  included  in  a post-effective amendment  by  those
     paragraphs  is contained in periodic reports  filed  by
     the  Registrant pursuant to Section 13 or 15(d) of  the
     Exchange Act that are incorporated by reference in  the
     Registration Statement.

          (2)   That,  for  the purpose of  determining  any
     liability  under the Securities Act of 1933, each  such
     post-effective amendment shall be deemed to  be  a  new
     Registration  Statement  relating  to  the   securities
     offered therein, and the offering of the securities  at
     that  time shall be deemed to be the initial bona  fide
     offering thereof.

          (3)   To  remove from registration by means  of  a
     post-effective  amendment any of the  securities  being
     registered that remain unsold at the termination of the
     offering.

     (b)   The undersigned Registrant hereby undertakes that, for
purposes  of  determining any liability under the Securities  Act of  1933,  each filing of the Registrant's annual report pursuant
to   Section  13(a)  or  15(d)  of  the  Exchange  Act  that   is
incorporated by reference in the Registration Statement shall  be deemed  to  be  a  new  Registration Statement  relating  to  the securities  offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)   Insofar  as  indemnification for  liabilities  arising
under  the  Securities Act of 1933 may be permitted to directors, officers  and controlling persons of the Registrant  pursuant  to the  foregoing provisions, or otherwise, the Registrant has  been advised  that  in  the  opinion of the  Securities  and  Exchange
Commission  such  indemnification is  against  public  policy  as expressed  in  the  Securities Act of  1933  and  is,  therefore, unenforceable.  If  a  claim  for  indemnification  against  such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person  of the  Registrant in the successful defense of any action, suit  or proceeding)  is asserted by such director, officer or controlling person  in  connection with the securities being registered,  the
Registrant  will,  unless, in the opinion  of  its  counsel,  the matter  has  been settled by controlling precedent, submit  to  a court  of  appropriate jurisdiction the question of whether  such indemnification  by it is against public policy as  expressed  in the  Securities  Act of 1933 and will be governed  by  the  final adjudication of such issue.
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of  1933, the  Registrant  certifies  that it  has  reasonable  grounds  to believe it meets all the requirements for filing on Form S-8  and has  duly caused this Registration Statement to be signed on  its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 9, 2001.

                              AIRBORNE, INC.

                           By /s/Robert S. Cline
                              Robert S. Cline, Chief Executive
                              Officer

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and  appoints Robert S. Cline and Lanny H. Michael, and  each  of them  severally,  such person's true and lawful attorneys-in-fact and  agents,  with full power to act without the other  and  with full power of substitution and resubstitution, to execute in  the name  and  on  behalf of such person, individually  and  in  each capacity  stated below, any and all amendments and post-effective
amendments   to  this  Registration  Statement,   any   and   all
supplements  hereto, and any and all other instruments  necessary or  incidental in connection herewith, and to file the same  with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of  1933, this  Registration  Statement has been signed  by  the  following persons in the capacities and on the dates indicated below.

       Signature                Title                 Date

  /s/Robert S. Cline        Chairman of the Board     February 9,
  Robert S. Cline            and Chief Executive       2001
                             Officer (Principal
                             Executive Officer)

  /s/Lanny H. Michael       Senior Vice President     February 9,
  Lanny H. Michael           and Chief Financial       2001
                             Officer (Principal
                             Financial Officer)

  /s/Robert T. Christensen  Principal Accounting      February 9,
  Robert T. Christensen      Officer                   2001

  /s/Robert G. Brazier      Director                  February 9,
  Robert G. Brazier                                    2001

  /s/Carl D. Donaway        Director                  February 9,
  Carl D. Donaway                                      2001

  /s/Harold M. Messmer, Jr. Director                  February 9,
  Harold M. Messmer, Jr.                               2001

  /s/William Swindells      Director                  February 9,
  William Swindells                                    2001

  /s/Mary Agnes Wilderotter Director                  February 9,
  Mary Agnes                                           2001
  Wilderotter

                          EXHIBIT INDEX

Exhibit
Number   Description

  5      Opinion of Riddell Williams P.S.
  23.2   Consent of Deloitte & Touche LLP